Exhibit 99.1

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico's FAS, Inc. Announces Nomination of Deborah L. Kerr to Board of Directors

Fort Myers, FL - April 27, 2017 - Chico’s FAS, Inc. announced today that its Board has nominated Deborah L. Kerr for election by its shareholders at the Company’s annual meeting on June 22, 2017. Ms. Kerr will fill the remaining one year term of Ross E. Roeder, who is retiring from the Board effective at the annual meeting. She most recently served as Executive Vice President and Chief Product and Technology Officer of Sabre Corporation in Dallas, Texas, where she led the global product and technology organization. She previously held executive leadership roles in technology at FICO, Hewlett Packard Company and NASA Jet Propulsion Laboratory. She currently serves on the boards of directors of DH Corporation and EXLService Holdings, Inc.
“Ms. Kerr is a highly experienced technology and product expert, with proven skills in innovation and risk management,” said David F. Walker, Chair of the Board of Chico’s FAS. “She will bring a unique and fresh voice to our Board.”
Shelley Broader, President and CEO of Chico’s FAS, said, “I am looking forward to Ms. Kerr’s seasoned counsel as we continue to enhance our customers’ overall experience with the Chico’s FAS brands, both in our stores and online.”
After Ms. Kerr’s election, more than half of Chico’s FAS nine-member Board will be female. As a Company that serves women, Chicos FAS recognizes the vital contributions that women make on its Board of Directors, executive leadership team and throughout its organization.
Mr. Roeder joined the Board in 1997 and served as its Chairman from 2009 to 2015.
“Ross has been a valued member of the Chico’s FAS Board over many years of growth and change at Chico’s, and we thank him for his thoughtful and dedicated service,” said Mr. Walker.

ABOUT CHICO’S FAS, INC.

The Company, through its brands – Chico's, White House Black Market and Soma, is a leading omni-channel specialty retailer of women's private branded, sophisticated, casual-to-dressy clothing, intimates, and complementary accessories.

As of January 28, 2017, the Company operated 1,501 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company's merchandise is also available at www.chicos.com, www.whbm.com and www.soma.com. For more detailed information on Chico's FAS, Inc., please go to our corporate website at www.chicosfas.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Some statements herein may be “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance, including but without limitation, statements regarding our plans and objectives, and the success of our organizational redesign and other strategic initiatives aimed at increasing sales volume and profitability through our four established focus areas. These statements may address items such as expectations for future sales, gross margin, SG&A (particularly estimated expected savings), operating margin, inventory levels, and comparable store sales and cash needs. These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as “expects,” “believes,” “anticipates,” “plans,” “estimates,” “approximately,” “our planning assumptions,” “future outlook,” and similar expressions. Except for historical information, matters discussed in such oral and written statements are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, we cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, changes in the general economic and business environment; changes in the general or specialty retail or apparel industries; the availability of quality store sites; the ability to successfully execute and achieve the expected results of our business strategies, particular strategic initiatives, and organizational redesign; the integration of our new management team; changes in the political environment that create consumer uncertainty; significant changes to product import and distribution costs (such as new or increased taxes or tariffs, unexpected consolidation in the freight carrier industry, and unexpected costs and exposure associated with our shift to a predominantly FOB shipping structure rather than a mix of FOB and DDP); significant shifts in consumer behavior; and those other factors described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Form 10-K. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

Investor Contact:
Jennifer Powers
Vice President – Investor Relations
Chico’s FAS, Inc.
(239) 346-4199

Media Contact:
Jessica Wells
Vice President – Public Relations & Corporate Communications
Chico’s FAS, Inc.
(239) 274-4798